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Resolutions Adopted at the January 25, 1994

Board of Directors Meeting





Upon motion made, seconded, and carried, with Charles D. Kalil not present and participating,



RESOLVED, That the compensation for the Corporate Secretary be increased from $25,000 to $35,000.